UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 17, 2006
                                                        ----------------

                           FITTIPALDI LOGISTICS, INC.
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             (Exact name of registrant as specified in its charter)

                 Nevada                   000-25753             87-0449667
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     (State or other jurisdiction        (Commission          (IRS Employer
            of incorporation)            File Number)       Identification No.)

                903 Clint Moore Road, Boca Raton, Florida 33487
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code 561-998-7557
                                                           -----------

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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

         [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
               Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information

         The Company previously reported the termination for cause of the employment agreement of Michael Darden, its former President. In addition, Mr. Darden subsequently resigned as a Director of the Company. On October 17, 2006, Mr. Darden filed a lawsuit in the Circuit Court in Broward County, Florida (Case No. 0616408) naming as defendant Freight Rate, Inc. d/b/a Power2Ship, Inc. alleging breach of his employment agreement. The lawsuit was served on October 23, 2006. The complaint states that Mr. Darden was damaged pursuant to the termination of his employment agreement in the amount of $306,427.64. As previously described, the Company terminated Mr. Darden's employment agreement for cause and believes it has substantial defenses and counterclaims against Mr. Darden, including wrongful appropriation of funds of the Company.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              POWER2SHIP, INC.



                                              By: /s/ David S. Brooks
                                                 -------------------------------
                                                  David S. Brooks
                                                  Chief Executive Officer
Date: October 27, 2006